UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 24, 2021

First Horizon Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Madison Avenue	Memphis	Tennessee	38103
(Address of Principal Executive Office)			(Zip Code)

(901) 523-4444

Registrant’s telephone number, including area code

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FHN PR A	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series B	FHN PR B	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C	FHN PR C	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series D	FHN PR D	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series E	FHN PR E	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series F	FHN PR F	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Principal Financial Officer

On June 24, 2021, William C. Losch III informed First Horizon Corporation (“FHN”) that he would depart from FHN and its subsidiary, First Horizon Bank (the “Bank”), effective July 31, 2021. Mr. Losch currently is Senior Executive Vice President—Chief Financial Officer of FHN and the Bank.

Election of Principal Financial Officer

On June 30, 2021, FHN’s board of directors elected Anthony J. Restel as interim Chief Financial Officer of FHN and the Bank, effective July 31, 2021. As with all of FHN’s executive officers, Mr. Restel will serve until a successor is elected and has been qualified.

Mr. Restel currently is Senior Executive Vice President—Chief Operating Officer of FHN and the Bank, and will continue in that position after becoming interim Chief Financial Officer. Background and biographical information about him is presented in FHN’s Annual Report on Form 10-K for the year ended December 31, 2020 in “Supplemental Part I Information” on page 57 of that Report, which information is incorporated into this Item 5.02 by reference. Information concerning his compensation from FHN appears in the following sections of FHN’s Proxy Statement for the 2021 annual meeting of shareholders, all of which is incorporated into this Item 5.02 by reference: (a) “Compensation Discussion and Analysis” beginning on page 70; (b) “Recent Compensation” beginning on page 94; and (c) “Post-Employment Compensation” beginning on page 103. Additional information concerning his compensation appears in: (d) exhibits 10.1(b), 10.1(c), 10.1(d), 10.3(l), 10.4(f), 10.6(o), 10.6(p), and 10.8(h) to FHN’s Annual Report on Form 10-K for the year ended December 31, 2020; (e) exhibits 10.1, 10.2, and 10.3 to FHN’s Quarterly Report on Form 10-Q for the period ended March 31, 2021; (f) FHN’s 2021 Incentive Plan which appears as Appendix A in FHN’s Proxy Statement for the 2021 annual meeting of shareholders; and (g) exhibit 10.1 to FHN’s Current Report on Form 8-K filed on January 29, 2021.

FHN, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with FHN’s executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which FHN is aware that beneficially own more than five percent of FHN’s common stock, and FHN expects to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. FHN notes that as a perquisite FHN offers all associates discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to FHN’s executive officers except in relation to credit extended at the time an executive officer is serving as such.

Item 7.01.	Regulation FD Disclosure

Furnished as Exhibit 99.1 is the text of an announcement released by FHN today.

FIRST HORIZON CORPORATION	2	FORM 8-K CURRENT REPORT

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit 99.1, furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of FHN’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description
99.1	Announcement released June 30, 2021
104	Cover Page Interactive Data File, formatted in Inline XBRL

*  *  *  *  *

FIRST HORIZON CORPORATION	3	FORM 8-K CURRENT REPORT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon Corporation
(Registrant)

Date: June 30, 2021	By: /s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary

FIRST HORIZON CORPORATION	4	FORM 8-K CURRENT REPORT